UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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SEI INSTITUTIONAL MANAGED TRUST SEI INSTITUTIONAL INTERNATIONAL TRUST SEI INSTITUTIONAL INVESTMENTS TRUST SEI TAX EXEMPT TRUST SEI DAILY INCOME TRUST SEI ASSET ALLOCATION TRUST
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Dear Kathy,

My name is Tim Barto and I am Vice President and Secretary for SEI Funds. I am reaching out regarding the ISS recommendation for a management proposal to lower the quorum requirement from 50% to 33 1/3%.  The shareholder meeting is scheduled for Friday, January 15, although the meeting may be adjourned for one or more of the Trusts if quorum is not met.

While I understand that the ISS recommendation is consistent with its policy on quorum requirements, we believe our proposal is limited in scope and does not reduce the 50% threshold applicable in situations that have the most impact on shareholder rights. Our proposal would help mitigate the high cost of soliciting proxies (considering the funds have 144,000 investors) without materially impacting shareholder rights.

More specifically, as noted in our proxy [link to proxy statement], the quorum proposal will NOT affect items for which the Investment Company Act dictates the use of a “40 Act majority” regardless of whether the fund provides for a lower quorum requirement in its governing documents.

Under the Investment Company Act, a “40 Act majority” (i.e., 2/3 approval if at least 50% of shareholders vote, or 50% of outstanding shares, whichever is less) is required for most material matters that would be put to shareholder vote, including:

(i)                                     changes to fundamental investment policies,

(ii)                                  approval of advisory agreements and material amendments to advisory agreements,

(iii)                               approval of Rule 12b-1 distribution plans, or

(iv)                              approval of mergers between two affiliated funds in reliance on Rule 17a-8.

As you can see, this covers a wide gamut for mutual funds.  There is little else that requires shareholder approval, other than the election of Directors/Trustees and anything that may require shareholder approval in a fund’s governing documents.  As such, the main benefit of the quorum proposal is to lower the quorum requirement necessary to elect Trustees, who are elected by plurality of shareholder vote.

We would note that the Investment Company Act requires a shareholder vote to elect Trustees when the percentage of Trustees that were previously elected by shareholders drops below a specified threshold.  Since this is a regulatory requirement, it means that if the Funds fail to achieve quorum on a proxy electing Trustees, the Fund will be required to try again until they can get the votes.  This would effectively duplicate (or more) the proxy costs to shareholders, with no discernable benefit to shareholders in return.  As a result, we believe that a lower quorum threshold would allow us to more effectively manage shareholder resources, without impacting their right to voice their views on Trustee candidates. As such, a lower quorum is a win-win for both the Fund and more importantly, its investors.

Considering the limited impact of the quorum reduction proposal, I will appreciate if your team could reconsider its recommendation. Additionally, I am available to speak with your team, if needed.

Look forward to your reply.

Regards,

Tim Barto

Additional Details

Below are the relevant provisions of the four categories described above required under the Act to obtain a 40 Act majority:

Section 13 (Changes in Investment Policy)

No registered investment company shall, unless authorized by the vote of a majority of its outstanding voting securities—

(1) change its subclassification as defined in section 80a–5 (a)(1) and (2) of this title or its subclassification from a diversified to a nondiversified company;

(2) borrow money, issue senior securities, underwrite securities issued by other persons, purchase or sell real estate or commodities or make loans to other persons, except in each case in accordance with the recitals of policy contained in its registration statement in respect thereto;

(3) deviate from its policy in respect of concentration of investments in any particular industry or group of industries as recited in its registration statement, deviate from any investment policy which is changeable only if authorized by shareholder vote, or deviate from any policy recited in its registration statement pursuant to section 80a–8 (b)(3) of this title; or

(4) change the nature of its business so as to cease to be an investment company.

Section 15 (Investment Advisory Contracts)

It shall be unlawful for any person to serve or act as investment adviser of a registered investment company, except pursuant to a written contract, which contract, whether with such registered company or with an investment adviser of such registered company, has been approved by the vote of a majority of the outstanding voting securities of such registered company….

Rule 12b-1 (Distribution Plans)

(b) A registered, open-end management investment company (“Company”) may act as a distributor of securities of which it is the issuer: Provided, That any payments made by such company in connection with such distribution are made pursuant to a written plan describing all material aspects of the proposed financing of distribution and that all agreements with any person relating to implementation of the plan are in writing: And further provided, That:

(1) Such plan has been approved by a vote of at least a majority of the outstanding voting securities of such company, if adopted after any public offering of the company’s voting securities or the sale of such securities to persons who are not affiliated persons of the company, affiliated persons of such persons, promoters of the company, or affiliated persons of such promoters….

Rule 17a-8 (Mergers of Affiliated Companies)

(a) Exemption of affiliated mergers. A Merger of a registered investment company (or a series thereof) and one or more other registered investment companies (or series thereof) or Eligible Unregistered Funds is exempt from sections 17(a)(1) and (2) of the Act (15 U.S.C. 80a-17(a)(1)-(2)) if:

(3) Shareholder approval. Participation in the Merger is approved by the vote of a majority of the outstanding voting securities (as provided in section 2(a)(42) of the Act (15 U.S.C. 80a-2(a)(42))) of any Merging Company that is not a Surviving Company, unless—

(i) No policy of the Merging Company that under section 13 of the Act (15 U.S.C. 80a-13) could not be changed without a vote of a majority of its outstanding voting securities, is materially different from a policy of the Surviving Company;

(ii) No advisory contract between the Merging Company and any investment adviser thereof is materially different from an advisory contract between the Surviving Company and any investment adviser thereof, except for the identity of the investment companies as a party to the contract;

(iii) Directors of the Merging Company who are not interested persons of the Merging Company and who were elected by its shareholders, will comprise a majority of the directors of the Surviving Company who are not interested persons of the Surviving Company; and

(iv) Any distribution fees (as a percentage of the fund’s average net assets) authorized to be paid by the Surviving Company pursuant to a plan adopted in accordance with § 270.12b-1 are no greater than the distribution fees (as a percentage of the fund’s average net assets) authorized to be paid by the Merging Company pursuant to such a plan.